United States

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): May 8, 2003

                               Alpha Virtual, Inc.
                -------------------------------------------------
                 (Exact name of registrant specified in charter)


     Delaware                         0-12382                   95-2577731
------------------              -------------------        ---------------------
    (State of                     (Commission File            (IRS Employer
  Incorporation)                       Number)              Identification No.)


                          10345 West Olympic Boulevard
                                    Suite 102
                          Los Angeles, California 90064
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (310) 432-6208
              ----------------------------------------------------
              (Registrant's telephone number, including area code)




         ---------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT.

On April 28, 2003, Alpha Virtual, Inc. (the "Registrant") and EssTec, Inc., a privately-held Nevada corporation ("EssTec"), entered into an Agreement and Plan of Merger (the "Merger"). In accordance with the Merger, on May 8, 2003, the Registrant, through its wholly-owned subsidiary, Alpha Acquisition Corporation, a Nevada corporation ("Merger Sub"), acquired EssTec in exchange for 4,276,162 shares of the Registrant's Common Stock. The transaction contemplated by the Agreement was intended to be a "tax-free" reorganization pursuant to the provisions of Section 351 and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

The stockholders of EssTec (aggregating approximately 100) now own approximately 74% of the Registrant's common stock outstanding as of May 8, 2003 (excluding any additional shares issuable upon outstanding options, warrants and other securities convertible into our common stock).

Under Delaware law, the Registrant did not need the approval of our stockholders to consummate the merger, as the constituent corporations in the merger were Merger Sub and EssTec, each of which are business entities incorporated under the laws of Nevada. The Registrant is not a constituent corporation in the Merger.

Upon consummation of the Merger, the members of the Board of Directors of the Registrant consisted of Charles Lesser, Saif Mansour, Bill Cheung, Faysal Al-Zarooni and Wajid Mirza.

For accounting purposes, this transaction may be accounted for as a reverse merger, since the members of EssTec own a majority of the issued and outstanding shares of common stock of the Registrant. Except as described herein under the heading "Certain Relationships and Related Transactions," no agreements exist among present or former controlling stockholders of the Registrant or present or former members of EssTec with respect to the election of the members of our board of directors, and to our knowledge, no other agreements exist which might result in a change of control of the Registrant.

Beneficial Owners

5% Owners

The following table shows persons (other than directors and executive officers of the Registrant and EssTec) who own beneficially more than five percent (5%) of the Registrant's issued and outstanding common stock as of May 8, 2003 based on 5,795,117 shares outstanding at May 8, 2003.

--------------------------------------------------------------------------------
    NAME AND ADDRESS           SHARES BENEFICIALLY OWNED        PERCENT
--------------------------------------------------------------------------------
Mr. Gerald Calame (1)                 1,172,257                  20.3%
Mill Mall, P. O. Box 964
Road Town Tortolla,
British Virgin Islands
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Global Alpha Corporation                622,440                  10.7%
c/o Janofsky & Walker, LLP
695 Town Center Drive, #1700
Costa Mesa, CA  92626
--------------------------------------------------------------------------------
John King (2)                           500,347                   8.7%
Charlotte House
Nassau, Bahamas
--------------------------------------------------------------------------------
Winthrop Venture (3)                    423,500                   7.3%
P.O. Box 7650
Fort Lauderdale, FL 33338-7650
--------------------------------------------------------------------------------

(1) All shares are held indirectly by Mr. Calame through Ucino Finance Ltd., Mill Mall, P. O. Box 964 Road Town Tortolla, British Virgin Islands.

(2) All shares are held indirectly by Mr. King through Knightrider Investments, Ltd, Charlotte House Nassau, Bahamas.

(3) Winthrop Venture Management,Inc. is the General Partner of Winthrop Venture Fund, Ltd.


Ownership of Directors And Executive Officers Of The Registrant

The following table shows the amount of common stock of the Registrant beneficially owned by the Registrant's directors and executive officers and by all of the Registrant's directors and executive officers as a group as of May 8, 2003 based on 5,795,117 shares outstanding at May 8, 2003. Unless otherwise indicated, beneficial ownership is direct, and the person indicated has sole voting and investment power.

--------------------------------------------------------------------------------
                                                      SHARES
                                                   BENEFICIALLY      PERCENT
  NAME AND ADDRESS            POSITION                OWNED         OF CLASS
--------------------------------------------------------------------------------
Saif Mansour                Director (1)               314              *
--------------------------------------------------------------------------------
Bill Cheung                 Director(2)              435,714           7.0%
--------------------------------------------------------------------------------
Charles A. Lesser      President and Director(1)      20,000           ---
--------------------------------------------------------------------------------
Fayasai Zarooni             Director(3)               75,000           1.3%
--------------------------------------------------------------------------------
Wajid Mirza               Director(2) (3)               ---            ---
--------------------------------------------------------------------------------
All Officers and                                     531,028           8.4%
Directors as a Group
--------------------------------------------------------------------------------
*    Less than 1%

(1) Mr. Mansour resigned as interim President on March 7, 2003 and was replaced by Charles A. Lesser.

(2) Includes (i) options to purchase 285,714 shares exercisable at $0.70 per share, owned by Manhattan Capital Partners, LLC of which Mr. Cheung is a partner and (ii) options to purchase 150,000 shares exercisable at $3.50 per share from October 15, 2001 through October 14, 2011.

(3) Includes options to purchase 75,000 shares exercisable at $1.75 per share through March 2013.

Ownership of Directors and Executive Officers of EssTec

The following table shows the amount of common stock of the Registrant beneficially owned by EssTec's directors and executive officers and by all of EssTec's directors and executive officers as a group as of May 8, 2003 based on 5,795,117 shares outstanding at May 8, 2003. Unless otherwise indicated, beneficial ownership is direct, and the person indicated has sole voting and investment power.

--------------------------------------------------------------------------------
Name and Address of             Amount and Nature of               Percent
Beneficial Owners(1)            Beneficial Ownership               Ownership
--------------------------------------------------------------------------------
Faysal Zarooni                     75,000(2)                         1.3%
P.O. Box 53144
Dubai, UAE
--------------------------------------------------------------------------------
Ali S. Basit                       58,767(3)                         1.0%
16329 Glen Alder Court
La Mirada, CA 90638
--------------------------------------------------------------------------------
Abdul Latif Saquib                 75,000(4)                         1.3%
14035 W. Tahiti Way, # 226
Marina Del Ray, CA  90292
--------------------------------------------------------------------------------
Khalid El-Saadi                    18,767(5)                          *
1158 26th Street, # 244
Santa Monica, CA 90403
--------------------------------------------------------------------------------
Syed Nasir Zafar Ahmed             75,000(2)                         1.3%
25/2 31st Street, Phase V
Karachi, Pakistan
--------------------------------------------------------------------------------
Ramsey Hakim                        5,000(6)                          *
10359 Rossbury Place,
Los Angeles, CA 90064
--------------------------------------------------------------------------------
Bill Cheung                       435,714(7)                         7.0%
2786 Shakespeare Drive
San Marino, CA 91108
--------------------------------------------------------------------------------
Sana U. Khan                       28,000                             *
4944 E Crescent Drive
Anaheim Hills, CA 92807
--------------------------------------------------------------------------------
All executive officers and        771,248(2)(3)(4)(5)(6)(7)         11.8%
directors as a group (8 persons)
--------------------------------------------------------------------------------
*    Less than 1%

(1) Each person named in the table has sole voting and investment power with respect to all common stock beneficially owned by him or her, subject to applicable community property law, except as otherwise indicated.

(2) Includes options to purchase 75,000 shares exercisable at $1.75 per share through March 2013.

(3) Includes options to purchase 58,767 shares exercisable at $5.00 per share through March 14, 2012.

(4) Includes options to purchase 50,000 shares exercisable at $1.00 per share through September 14,2010 and 15,000 shares. Also includes 10,000 shares of common stock held by Mr. Saquib's father.

(5) Includes options to purchase 18,767 shares exercisable at $5.00 per share through February 28, 2012.

(6) Includes options to purchase 5,000 shares exercisable at a price of $1.00 per share through September 14, 2010.

(7) Includes (i) options to purchase 285,714 shares exercisable at $0.70 per share, owned by Manhattan Capital Partners, LLC of which Mr. Cheung is a partner and (ii)options to purchase 150,000 shares exercisable at $3.50 per share through October 14, 2011.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

Set forth below is certain information concerning the principal terms of the Merger and the business of the Registrant and EssTec.

         Principal Terms of the Merger

At the Effective Time of the Merger (as defined in the Merger Agreement), Merger Sub was merged with and into EssTec. The separate existence of Merger Sub ceased, and EssTec continued as the surviving corporation (the "Surviving Corporation") under the name EssTec, Inc. The Articles of Incorporation of EssTec in effect immediately prior to the Effective Time of the Merger became the Articles of Incorporation of the Surviving Corporation. The directors and officers of EssTec at the Effective Time of the Merger became the directors and officers of the Surviving Corporation.

Each share of EssTec Common Stock (an aggregate of 4,276,162 shares) was converted into one share of the Registrant's Common Stock in the Merger, an Exchange Ratio of 1:1.

At the Effective Time of the Merger, all options to purchase EssTec shares then outstanding under EssTec's 2000 Incentive and Nonstatury Stock Option Plan (the "EssTec Option Plan"), and all stock options to purchase EssTec shares then outstanding which are not under the EssTec Option Plan, in each case whether vested or unvested (a total of 1,376,845 stock options), and the EssTec Option Plan itself, were assumed by the Registrant and at the Effective Time of the Merger all warrants to purchase EssTec shares then outstanding were assumed by the Registrant.

Each EssTec stock option and warrant so assumed by the Registrant continues to have, and be subject to, the same terms and conditions of such stock options and warrants immediately prior to the Effective Time of the Merger (including, without limitation, any repurchase rights or vesting provisions and provisions regarding the acceleration of vesting on certain transactions).

         Description of the Registrant

From its inception through fiscal 2000, the Registrant had engaged in the design, development and manufacture of computer-based simulation systems for training and decision support. These systems included both hardware and software and are used to train personnel in the use of various military and commercial equipment. Much of the Registrant's simulator business was in the foreign defense industry. The tightening of defense budgets worldwide, combined with the continuing consolidation and competition in the defense industry, negatively impacted the growth and profit opportunities for small companies such as the Registrant. As a result, in July 2000, the Registrant refocused its business. In connection with the refocus, the Registrant sold the assets related to its computer based simulation system line of business to a developer and manufacturer of specialized defense simulation products. The Registrant then commenced development of commercial products in the area of Internet collaboration.

However, the Registrant lacked the funds necessary to exploit its developed products. As a result, in October 2002, the Registrant entered into a license agreement with its principal shareholder, Global Alpha Corporation ("GAC") pursuant to which GAC was granted an exclusive license to the Registrant's software and systems commonly referred to as the "IC3D Framework" (the "System"). The System encompassed substantially all of the Registrant's software including software developed to support multi-user online collaborative interactivity in a broad variety of applications employing a variety of virtual media over a number of networks including the Internet and intra-nets. Under the Agreement, GAC will pay to the Registrant a license fee of 10% of the revenue generated from the sale or use of the System up to $1,000,000, 9% up to $2,000,000, 8% up to $3,000,000 and, thereafter, 7% of the revenue generated.

In connection with the license agreement, the Registrant in October, 2002, terminated substantially all of its employees, and except for its license agreement, ceased all of its prior operating activities. Its principal activities became directed to reducing its liabilities and seeking possible acquisitions. The Registrant's objective was to acquire an operating company that has experienced management and the potential for profitable growth in exchange for its securities.

On November 6, 2002, the Registrant sold $310,000 of its common stock. Upon the closing, the Registrant continued to resolve its outstanding liabilities, including federal and state payroll taxes. In addition, the Registrant has been negotiating with GAC for the sale to GAC of substantially all of its technology, including software and systems, in exchange for the cancellation of all debt owed to GAC in the amount of approximately $435,000 as of December 31, 2002.

The shares of common stock of the Registrant are traded on the OTC Bulletin Board under the symbol "AVRT."

Following  the  Merger,   principal  stockholders  of  EssTec  became  principal
stockholders of the Registrant. Upon the consummation of the Merger, EssTec became a wholly-owned subsidiary of the Registrant.

         Description of EssTec

         Overview

EssTec was incorporated on February 11, 2000 as a wholly-owned subsidiary of Converge Global, Inc., with separate operations, employees, facilities and management. EssTec was incorporated in the state of Nevada as "Essential Tech, Inc.". Essential Tech (Pvt.) Ltd, a 98%-owned sister subsidiary of Converge based in Pakistan, became its direct subsidiary in February 2000. Essential Tech (Pvt.) Ltd was incorporated in August 1999 to take advantage of the benefits offered by the Pakistan labor force, but prior to February 2000, it had not commenced operations and there had been no material activity in the company. 80% of its software development is conducted through EssTec's subsidiary in Pakistan. The remaining 20% of development, and 100% of its sales and marketing, are conducted directly through its US office.

On October 6, 2000, EssTec changed its name to EssTec, Inc. In December 2000, both Converge and EssTec executed a debt conversion agreement, in which Converge agreed to settle an outstanding debt to EssTec in the amount of $800,000 for services performed, in exchange for which EssTec received 255,782 shares of our common stock, which was subsequently cancelled. Converge then distributed all of its remaining shares of EssTec's common stock to a number of outstanding debtholders of Converge, retaining no interest in EssTec. EssTec does not have any current relationship with Converge.

Through the year ended December 31, 2001, EssTec conducted business exclusively as a technology consulting service, providing general software development services for businesses, and focusing on the development of wireless applications for mobile devices such as mobile phones, personal digital assistants and handheld computers to streamline the business operations of our clients. Commencing in 2002, EssTec refocused its business to a mix of consulting services and product-based technology development, focusing on the creation of proprietary software platforms. All of EssTec's product development work for both its proprietary applications and its consulting clients is conducted through its off-shore development center in Lahore, Pakistan. EssTec uses this center to employ skilled software developers and technicians who are proficient in the major programming languages, but at substantially lower cost than an on-shore competitor would have to pay for a similar level of skilled labor. EssTec U.S. operations consist primarily of management and project managers, who serve as liaisons between EssTec's clients and its developers and technicians in Pakistan.

While EssTec still maintains its wireless and project consulting business, EssTec has also begun research and development on several different proprietary applications and products that EssTec believes will experience market demand in several industry segments. EssTec intends to focus on mobile technologies that complement its existing suite of products, and anticipates both developing these technologies as well as acquiring companies with technologies that complement EssTec's and are financially advantageous.

         Product Development

                  EssFlow

In 2001, following the downturn in the economy, and particularly the technology sector, EssTec decided to shift its business focus from consulting to product development. The sale of consulting services is generally considered a far less scalable and profitable enterprise than sales of products. EssTec then determined that it would be in its best interests to develop specific technologies based on its consulting knowledge and experience, which EssTec could then use to move into direct product sales. With this in mind, EssTec started working on the development of a software platform that can then be customized for each client's needs. This platform was named EssFlow Systems.

EssFlow Systems can be modified based on client and industry needs. The first suite of products based on EssFlow Systems was completed in April 2002. The particular benefit of EssTec's technology is that it allows individuals who are not organized under one company structure to share and collaborate on the same information. If all participants were under the same company structure, the issue of a central database could be handled internally by a company intranet. However, many projects require individuals from various companies to interact with and manipulate the same information from one database, which becomes complicated and complex without a central intranet. EssFlow endeavors to resolve this issue by allowing outside collaborators to have the same access to information as internal intranet users. EssFlow allows outsiders in.

The EssFlow platform essentially consists of the following components:

   o A complex registration system registering permitted users and levels of access,

   o An information sharing system which allows work product to be shared among registered users,

   o A scheduling system to provide both communal and individual calendaring of work and meetings,

   o A billing system which allows all registered users to be put into one system, either manually or automatically,and provide access to the billing lists to all registered users, and

   o A collection system notifying registered users of outstanding collectable bills due by other registered users, and automatically submitting letters of notice, or other desired responses, as set up by the billing party.

Application and usage of EssFlow System's functions would differ from industry to industry, and company to company. This necessitates development of product suites specific to different industries. EssTec customizes the registration, information, scheduling, billing, and collection systems to meet these different needs. EssTec has found, however, that industries tend to require specific customizations of these systems, which EssTec can further modify according to a specific client's needs. EssTec decided to initially concentrate on two industries, namely the healthcare and entertainment industries.

                  MedFlow

MedFlow is EssTec's suite of products targeted for the healthcare industry. The entire suite is completed using the EssFlow Systems. The MedFlow system is designed to replace the traditional paper-based communication and filing systems endemic to the health care industry with an electronic system, allowing health care providers, insurance representatives, hospital or clinic agents and billing services to electronically integrate communications, files and billing into one secure location accessible via the Internet. MedFlow has an easily navigated user interface, which permits individuals with only a minimal amount of technical skill to use the product. As the needs of each MedFlow client grows, the system is scalable, in that new features can be added or modified, preventing costly system replacements.

On December 2, 2001, EssTec was retained by Crescent Diagnostic Medical Group, a related party, to develop a customized version of MedFlow, targeted towards the worker compensation industry. The President and Medical Director of Crescent Diagnostic, Dr. Sana Khan, is also a director of EssTec. This agreement expired in April 2002. On July 15, 2002, EssTec entered into a two-month agreement with Crescent Diagnostics to enhance the system EssTec developed for Crescent, for which EssTec was paid an additional $28,000. EssTec has not experienced any significant adverse consequences as a result of its completion of these agreements, and does not anticipate experiencing any such consequence.

On November 15, 2002, EssTec was retained by Medflow Solutions, Inc., a related party, to customize Medflow product as per their needs. The Director of Medflow Solutions, Inc., Mr. Abdul L. Saquib, is also an officer of EssTec. The agreement expired in February 2003 but was extended through December 2003.

         EnterFlow

EssTec is also pursuing an EnterFlow platform based on the EssFlow Systems for the entertainment industry. EssTec has entered into agreements in principle to develop three niche products in the EnterFlow platform.

         Film and Television Industry and Production
         -------------------------------------------
This industry typically involves a number of different departments and personnel working from different locations to produce a film or television project. EssTec's product is intended to permit all of the individuals involved in the production access to the project through a user-friendly interface via the Internet and/ or a wireless personal digital assistant, each of which is password-protected. EssTec's system is intended to also allow each producer to access multiple different production projects within the system with a single mouse click. EnterFlow is designed to store and access all aspects of the production project, including budgets, scripts, and digital pictures for casting, streaming dailies (footage of film shot on any particular day) and information from web cameras deployed on the project set.

EssTec intends to market its EnterFlow product to clients in the entertainment industry, ranging from independent producers and studios to large studios and networks that want to monitor entire production slates and keep an online archive of easily referenced materials.

         Recording Industry and Production
         ---------------------------------
EssTec also intends to market its EnterFlow product to the recording industry, particularly record companies and individual record producers. This industry is similar to the film and television industry in that it involves multiple parties and departments for record production. EnterFlow is intended to enable users in the industry in the various stages of pre-production (including rehearsal), track selection, producer selection, studio selection, and session musician and equipment hire to access information regarding budget updates, scheduling, travel, equipment hire, rough mixes, and other creative and administrative elements which are continuously updated in real time.

         Post-Production and Distribution Industry
         -----------------------------------------
EssTec intends to market its EnterFlow product to a third segment of the entertainment industry, the post-production and distribution aspect of the industry. Once a recording project is delivered to a record company, a myriad of departments get involved in taking the finished product to market. This includes manufacturing, promotion, domestic and international marketing and promotion, and may require additional editing including the addition or revision of musical tracks or remixing of existing tracks. Each of these processes must be coordinated between the record company, the artist, the producer, and various attorneys, managers, publishers, merchandisers and touring personnel. EssTec's product intended to be further developed to address the needs of the record companies to manage the progress and workflow of completed.

         Consulting Services

EssTec intends to continue to provide its consulting services to small- and mid-size companies both domestically and internationally. EssTec's general consulting services, which previously generated 100% of its revenues, consist of identification and resolution of the company's information technology needs.

As a result of EssTec's new business focus, EssTec also provides consulting services to its software customers. EssTec's EssFlow product is not an "off-the-shelf" product which is simply purchased in a store and installed in a company's system. The EssFlow suite of products provide general templates for an industry, and EssTec uses its consulting services to customize the product purchased for both the industry needs of the client, as well as the specific needs of the company.

         Acquisition Strategy

In addition to EssTec's consulting work and developing its proprietary applications and products, EssTec may acquire businesses with technologies that complement its existing suite of products or technologies. EssTec's ideal targets would share its target client base, which EssTec believes may reduce its costs of business development costs. EssTec may also seek out companies with technologies in an advanced state of development, which it believes may mitigate its research and development costs, as well as its time to market.

EssTec intends to focus any acquisitions to maximize its off-shore development model to acquire target companies that have viable products, but are not yet profitable. EssTec believes it may be able to purchase these "revenue generating, money losing" operations in the information technology industry at currently depressed valuations. EssTec then would restructure these companies into profitable enterprises primarily by supplementing the acquired company's development team with cost-effective, skilled basic programming teams. EssTec believes this may substantially reduce the cost of development, which would provide a stream of revenue. EssTec intends to fund any acquisitions with either cash, stock or a combination of both, as EssTec deems appropriate at the time.

         International Expansion

EssTec also believes that an opportunity for growth exists in a number of regions outside the US which other companies have abandoned or withdrawn from due to perceived conditions of high competition and over-saturation. To this end, EssTec has begun its international expansion in the United Arab Emirates ("UAE").

EssTec has decided to begin its Middle Eastern focus in the UAE for several reasons. EssTec believes that the support of the governments of Dubai and the UAE have created an environment which promotes and encourages the development of technology and technology-related industries. EssTec believes that its proximity to Pakistan will allow it to more effectively manage its development resources in the region. Finally, EssTec believes that it has a number of relationships and contacts within this region that make it most logical for it to market its products and services to this region, and to begin EssTec's international expansion with the UAE.

         Marketing And Distribution

EssTec's MedFlow product has been marketed in the United States, and EssTec intends to market it in the future in the Middle East and Europe. EssTec does not have any current marketing arrangements for this product in these regions currently.

EssTec's EnterFlow product is not currently being marketed, but hopes to launch it within the next fiscal year in the United States and Europe. EssTec does not have any current marketing arrangements for this product. Any additional products EssTec develops from its EssFlow technology will be marketed based on the region or regions which EssTec predicts will have the highest usage of its product.

EssTec's consulting services are generally paired with its product sales, and provided as a means of customizing a product for a niche market or business, rather than as an independent service.

EssTec does not maintain a specific system or contractual relationship with any other entity to engage in mass or systematic distribution of its products, as each individual purchaser will require its customization of the product to their particular business.

         Competition

The software consulting and product development industries are very competitive. The consulting industry is characterized by several large companies, including IBM and CSC, as well as a large number of small companies serving niche markets. The product development industry is characterized primarily by a few very large companies, such as Sun Microsystems and Microsoft, with a large number of small companies serving niche markets. Although there are several competitors offering various segments of EssTec's overall approach, to the best of its knowledge, no single company exists that is providing all of the individual facets of EssTec's business plan and strategy. The following table summarizes the positions of EssTec's chief competitors. The check marks indicate competing industries.

--------------------------------------------------------------------------------
                        COLLABORATIVE    MOBILE
                          WORKFLOW      SERVICES
     COMPANY NAME          PRODUCT       FOCUS    PORTALS          OFFSHORE
--------------------------------------------------------------------------------
EssTec                        X            X         X                 X
--------------------------------------------------------------------------------
Action Technologies,          X                      X
Inc
--------------------------------------------------------------------------------
e-flexx                       X                      X
--------------------------------------------------------------------------------
CDIT                          X                      X
--------------------------------------------------------------------------------
Itouch                                     X
--------------------------------------------------------------------------------
MobileWay                                  X
--------------------------------------------------------------------------------
Due to the changing nature and size of the software consulting business, EssTec believes that neither it nor any of its chief competitors has a significant market share with respect to the software products and services development industry.

EssTec's primary method of competing in this arena is its ability to provide technology development services and consulting through our off-shore facility which it believes has a cheaper cost of labor then its major competitors.

         Customers And Suppliers

As of December 31, 2001, 83% of EssTec's revenues have been generated by two customers, International Wireless and Control Systems, Inc. and Physicians Mobile Medical Group, Inc. As of December 31, 2002, Crescent Diagnostic Medical Group, a related party, accounted for approximately 22% of EssTec's revenues, Medflow Solutions, Inc., a related party, accounted for approximately 20% of its revenues, and 1st Step, Inc., a related party, accounted for approximately 10% of its revenues. Mr. Shaun Edwardes, EssTec's former Chief Executive Officer, is a director of 1st Step, and Mr. Bill Cheung, a director, also serves as Chief Executive Officer and a director to 1st Step. The remaining 48% of its revenues were generated by nine non-affiliated parties, of which one customer, Doctor's Business Services, accounted for approximately 10% of revenues EssTec does not have any other customers generating over 10% as of December 31, 2002, and none of its other customers are affiliates. EssTec does not rely on any supplier for a material amount of its raw materials, and EssTec purchases all supplies at fair market prices.

         Intellectual Property

Although each of EssTec's subsidiaries produces proprietary software and wireless technology and applications, due to the high cost of patent applications and enforcement, as well as the ease with which other technology companies can avoid patent enforcement, all of EssTec's companies have elected not to apply for patent protection. Should the nature of the industry change such that it becomes financially and operationally advisable for EssTec to pursue patent protection and enforcement, EssTec may reconsider this business decision.

         Research And Development

EssTec has conducted most of its research and development on behalf of customers that have paid for its services. In addition to any research and development that has been done at the expense of its customers, EssTec spent zero in fiscal 2000, $65,975 in 2001, and $99,570 for the nine month period ended September 30, 2002 on research and development activities, predominantly for the development of its EssFlow System. EssTec has spent $165,545 on research and development in the past two fiscal years, 51% of which has been borne by its customers.

         Facilities And Equipment

EssTec's headquarters are located in a facility in Bellflower, California. EssTec has been permitted to use these premises rent-free for the duration of its contract with Crescent Diagnostics, which expired in October 2002. The contract has since expired, but Crescent has verbally agreed to permit EssTec to remain in its present facility on present terms indefinitely. EssTec also leases a 2500 square foot office space in Lahore, Pakistan. The lease on this facility is for a term through July 31, 2002, but has been extended until July 31, 2003. The rental payment is approximately $460 per month. EssTec believes that it will be able to extend the lease terms or find alternative space without incurring a material cost.

         Employees

As of the date of this report, EssTec has a total of 14 employees, all of which are full-time. Four employees work in its United States facility, and 10 work in its Pakistan facilities.

         Litigation

To the best knowledge of management, there are no litigation matters pending or threatened against EssTec.

Risk Factors

The actual results of the combined company may differ materially from those anticipated in these forward-looking statements. The Registrant and EssTec will operate as a combined company in a market environment that is difficult to predict and that involves significant risks and uncertainties, many of which will be beyond the combined company's control. Additional risks and uncertainties not presently known to us, or that are not currently believed to be important to you, if they materialize, also may adversely affect the combined company.

                           Risks Related To The Merger

Difficulties encountered in integrating the operations of the Registrant and EssTec may prevent the companies from realizing benefits from the merger.

A portion of the combined company's long-term strategic plan depends upon the successful development and introduction of products. In order for the combined company to succeed in such efforts, it must align strategies and successfully integrate the business operations and/or technologies of the Registrant and EssTec.

The challenges involved in this integration include the following:

   o coordinating research and development operations in a rapid and efficient manner to ensure timely release of products to market;

   o  diversion of management resources in order to facilitate the integration;

   o  increased difficulty of integrating operations and business cultures

   o ability to, and costs and delays involved in, implementing compatible information communication systems, common operating procedures, compatible financial controls and comparable human resources practices;

   o impairment of relationships with employees and consultants or strategic partners as a result of any integration of new personnel; and

   o  retaining key alliances.

The failure of the Registrant and EssTec to successfully integrate their operations could significantly harm the business of the combined company and could prevent it from realizing the anticipated benefits of the Merger.

The market price of the Registrant's common stock may decline as a result of the merger.

The market price of the Registrant's common stock may decline as a result of the merger for a number of reasons, including if:

   o the integration of the Registrant and EssTec is not completed in a timely and efficient manner;

   o the combined company does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by financial or industry analysts;

   o the effect of the Merger on the combined company's financial results is not consistent with the expectations of financial or industry analysts; or

   o significant, the Registrant stockholders decide to dispose of their shares following the Merger.

The merger may result in loss of key employees.

Despite EssTec's efforts to retain key employees, the combined company might lose some key employees following the Merger. Competition for qualified technical and management employees is intense. Competitors and other companies may recruit employees prior to the merger and during the integration process following the closing of the merger, which has become a common practice. In addition, any real or perceived differences in the policies, career prospects, compensation levels or cultures between EssTec and the Registrant may cause key employees to leave. As a result, employees could leave with little or no prior notice, which could cause delays and disruptions in the effort to integrate the two companies and result in expenses associated with finding replacement employees.

There may be sales of substantial amounts of the Registrant's common stock after the merger, which could cause its stock price to fall.

A substantially large number of shares of the Registrant's common stock may be sold into the public market within short periods of time at various dates following the closing of the Merger. As a result, the Registrant's stock price could fall.

The Registrant's stock price is volatile and could decline in the future.

The price of the Registrant's common stock has been volatile in the past and will likely continue to fluctuate in the future. The stock market in general and the market for shares of technology in particular has experienced extreme stock price fluctuations. In some cases, these fluctuations have been unrelated to the operating performance of the affected companies. Many companies in the technology and related industries, including the Registrant, have experienced dramatic volatility in the market prices of their common stock. EssTec believes that a number of factors, both within and outside our control, could cause the price of the Registrant's common stock to fluctuate, perhaps substantially. We cannot be certain that the market price of the Registrant's common stock will not experience significant fluctuations in the future, including fluctuations that are material, adverse and unrelated to our performance.

                             Risks Related To EssTec

EssTec has an accumulated deficit, is not currently profitable and expects to incur significant expenses in the near future as it alters its business model, which may reduce profitability.

EssTec has incurred a cumulative net loss of approximately $5.2 million for the period from its inception on February 11, 2000 to December 31, 2002, and currently experiencing negative cash flow. EssTec expects to continue to experience negative cash flow and operating losses through at least the rest of this year. As a result, EssTec will need to generate significant revenues to achieve profitability. If EssTec's revenues grow more slowly than it anticipates, or if its operating expenses exceed its expectations, EssTec may experience reduced profitability.

EssTec's auditors have indicated uncertainty concerning its ability to continue operations as a going concern.

EssTec's auditors have indicated uncertainty concerning its ability to continue as a going concern as of the most recent audited financial statements. EssTec cannot assure you that its ability to obtain additional customers or financing sources will be impaired as a result of this qualification. Additionally, EssTec cannot assure you that its proposed projects and services, if fully developed, can be successfully marketed or that EssTec will ever achieve significant revenues or profitable margins and therefore remain a going concern.

EssTec will be required to raise additional capital to fund its operations.

To fund its operations, EssTec will need to raise additional capital through public or private equity offerings of the Registrant's securities or debt financings. If EssTec cannot raise needed funds on acceptable terms, EssTec will not be able to develop or enhance its products, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements. To the extent EssTec raises additional capital through the issuance of Registrant's equity securities, stockholders of the Registrant may experience substantial dilution. Also, any new equity securities may have greater rights, preferences or privileges than Registrant's existing common stock. A material shortage of capital will require EssTec to take drastic steps such as reducing its level of operations, disposing of selected assets or seeking an acquisition partner. If cash is insufficient, EssTec will not be able to continue operations.

EssTec's limited operating history makes it difficult to evaluate the success of its business model and the effectiveness of its management. If EssTec's plan is not successful, or management is not effective, the value of the Registrant common stock may decline.

EssTec was founded in February 2000. As a result, EssTec has a limited operating history on which you can base your evaluation of its business and prospects. EssTec's business and prospects must be considered in light of the risks and uncertainties frequently encountered by companies in their early stages of development. These risks are further amplified by the fact that EssTec is operating in a technology market which is relatively new and rapidly evolving. These risks and uncertainties include the following:

   o  EssTec's  business  model  and  strategy  are  still  evolving   and   are
      continually being reviewed and revised;

   o EssTec's may not be able to successfully implement its business model and strategy; and

   o  EssTec's management has not worked together for very long.

EssTec cannot be sure that it will be successful in meeting these challenges and addressing these risks and uncertainties. If it are unable to do so, EssTec's business will not be successful.

Through the year ended December 31, 2001 EssTec relied on its consulting services to generate 100% of our revenue. EssTec has modified its operations to a mix of revenues from the consulting services and sales of proprietary software, with a greater emphasis on the sale of the proprietary software. EssTec's failure to develop commercially viable technology or generate revenues from its new business model may reduce its financial position such that it will not be able to continue operations without reevaluating and/or revising its business plan.

Historically, EssTec's revenues have been derived entirely from its consulting activities. At the end of 2001, EssTec decided to change its business focus from just service-based consulting activities to a mix of consulting services and product-based technology development and the creation of our proprietary software platforms. As of December 31, 2002 EssTec has only generated $147,000 in revenues from its new business focus, but had expended $193,000 in research, development and marketing for its software platforms. If EssTec fails to successfully implement its new business plan, it may not be able to generate sufficient revenue to continue operations, and it may not be in a financial position to continue operations without reevaluating and/or revising its business plan.

Potential fluctuations in EssTec's quarterly results, due to the fact that EssTec does not have a history of engaging in long-term projects, but rather derive the majority of its revenue from short-term projects which are completed within a quarter, makes financial forecasting based on its revenue stream difficult, and EssTec may be unable to meet the predictions of market analysts and investors. Both EssTec's inability to meet forecasted predictions and the tendency of investors to trade based on predicted revenue stream may adversely affect the trading price of the Registrant's common stock.

As a result of EssTec's limited operating history, planned acquisitions and the emerging nature of the markets in which we compete, EssTec believes that quarter-to-quarter comparisons of results of operations for preceding quarters are not necessarily meaningful. EssTec's quarterly results of operations may fluctuate significantly in the future as a result of a variety of factors, many of which are outside its control. Some of the factors that could cause quarterly or annual operating results to fluctuate include market acceptance of its services and applications, product development, competitive pressures, and customer retention. For example, EssTec's clients generally retain EssTec on a project-by-project basis, rather than under long-term contracts. As a result, a client may or may not engage EssTec for further services once a project is completed or may unilaterally reduce the scope of, or terminate, existing projects. The absence of long-term contracts and the need for new clients create an uncertain and uneven revenue stream, which could harm EssTec's ability to finance its operations.

EssTec may be unsuccessful in expanding into new markets, and its inability to at least recover its costs in acquiring businesses and forming joint ventures may materially adversely affect its business, operations and financial position.

A key component of EssTec's business plan is to establish and expand our services in foreign markets, and has EssTec already incurred approximately $564,000 in expenses related to researching and forming joint ventures, teaming agreements and acquisitions from its inception through the year ended December 31, 2002,. EssTec will face risks inherent to new ventures in each new market that it enters, including a lack of acceptance of its business model. EssTec may also incur substantial costs related to entering into new markets, which may not be recoverable it is unsuccessful in these markets. EssTec's failure to recover these costs and expenses may materially adversely impact its cash flow and ability to meet its regular operating expenses, which may, in turn be deleterious to its ability to serve its clientele and its competitive position to obtain new clients.

EssTec's primary technology base is located in Pakistan, which may experience the effects of current hostilities in the region. An interruption of trade between Pakistan and its trading partners may have a material adverse impact on EssTec's ability to operate in this region, which may, in turn, harm its ability to continue operations in the region, and, over time, may force EssTec to revise or discard its business plan.

A significant component of its business strategy is to continue to expand internationally. For example, EssTec's primary technology base is in Pakistan. EssTec could be adversely affected by any major hostilities involving Pakistan which result in the interruption or curtailment of trade between Pakistan and its trading partners. For example, if the United States or any of its trading partners reinstitutes the recently lifted trade sanctions, it may adversely impact EssTec's ability to continue operations and pursue further sales in both Pakistan and the region as a whole. Over an extended period of time, this may have a material adverse effect on the overall viability of EssTec's business plan.

EssTec intends to expand its operations internationally, and may experience a number of risks associated with new international operations. If EssTec is unable to successfully negotiate these risks, EssTec may be unable to compete successfully in international markets, which will adversely impact its business plan, and, depending on the amount invested in its international operations, may materially impact its financial position and results of operation.

EssTec also intend to expand its marketing campaign further into the Gulf Cooperation Council states of Middle East region, which include Bahrain, Qatar, Kuwait, Saudi Arabia, Oman and the United Arab Emirates. EssTec cannot assure you that it will be successful in expanding into additional international markets. In addition to the uncertainty regarding its ability to generate revenue from foreign operations and expand its international presence, there are risks inherent in doing business internationally, including:

   o  changing regulatory requirements;

   o  legal uncertainty regarding foreign laws,tariffs and other trade barriers;

   o  political instability;

   o  potentially adverse tax consequences;

   o foreign currency fluctuations which could result in increased operating expenses and reduced revenue;

   o  difficulty  receiving  dividends  and  distributions   from   its  foreign
      subsidiaries and divisions;

   o  difficulty in collecting accounts receivables; and

   o  cultural differences.

Any one or more of these factors may materially adversely affect EssTec's business in a number of ways, such as increased costs, operational difficulties and reductions in revenue.

EssTec may be liable for defects or errors in the applications it develops, which may materially harm its business and financial position.

Many of the applications EssTec develops are critical to the operations of its clients' businesses. Any defects or errors in these applications could result in:

   o  delayed or lost client revenues;

   o  adverse customer reaction toward EssTec;

   o  negative publicity;

   o  additional expenditures to correct the problem; and

   o  claims against EssTec.

EssTec's standard contracts limit its damages arising from its negligent conduct in rendering its services. These contractual provisions may not protect EssTec from liability for damages. In addition, large claims may not be adequately covered by insurance and may raise its insurance costs, which may materially increase its expenses, and adversely impact its ability to meet its ongoing business operations, as well as our ability to maintain its competitive position within the industry.

EssTec's market is subject to rapid technological change, and EssTec may not be able to keep up with these changes and this could result in a loss of customers and harm its ability to compete.

The markets for EssTec's services and products are characterized by rapid technological change. There are many competing standards and platforms for wireless solutions and new ones are constantly introduced. EssTec expects that new technologies will emerge as competition and the need for higher and more cost effective bandwidth increases. The development of new, technologically advanced products and services is a complex and uncertain process requiring high levels of innovation and highly skilled engineering and development personnel, as well as the accurate anticipation of technological and market trends. In order to compete, EssTec must be able to deliver a working solution to its customers that is highly reliable, operate with their existing equipment, lower the customer's costs of acquisition, installation, and maintenance, and provide an overall cost-effective solution. EssTec cannot assure you that it will be able to identify, develop, manufacture, market, or support new or enhanced products and services successfully, if at all, or on a timely basis. Further, EssTec cannot assure you that its new products and services will gain market acceptance or that we it be able to respond effectively to product announcements by competitors, technological changes, or emerging industry standards. Any failure to respond to technological change would significantly harm EssTec's business by materially reducing its ability to successfully compete within the industry.

EssTec may engage in future strategic alliances or acquisitions that could dilute the holdings of Registrant's stockholders, cause EssTec to incur significant expenses, or adversely affect its financial position.

EssTec may review strategic alliance or acquisition opportunities that would complement its current business or enhance its technological capabilities. Integrating any newly acquired businesses, technologies or services may be expensive and time-consuming. To finance any acquisitions, it may be necessary to raise additional funds through public or private financings of the Registrant's securities and/or debt. Additional funds may not be available on terms that are favorable is and, in the case of equity financings, may result in dilution to the Registrant's stockholders. EssTec may not be able to operate any acquired businesses profitably or otherwise implement its growth strategy successfully. If EssTec is unable to integrate any newly acquired entities or technologies effectively, its operating results could suffer. Future acquisitions by EssTec could also result in large and immediate write-offs, incurrence of debt and contingent liabilities, or amortization of intangibles, any of which could harm its operating results and its ability to finance its operations and become profitable.

Rapid growth may strain its operations and require it to incur costs to upgrade its infrastructure, which may adversely affect its financial position.

EssTec plans to expand its operations. This anticipated growth may place a significant strain on our management and operational resources. In order to manage its growth effectively, we must implement and improve its operational systems, procedures, and controls on a timely basis. EssTec will also have to increase the capacity of its current infrastructure, particularly related to its offshore development center, to meet the additional demand. If EssTec cannot manage growth effectively, its business could be significantly harmed due to significant increase in expenses, without a correlative increase in revenues.

EssTec has derived a significant portion of its revenue from a few material customers. EssTec's failure to maintain this customer base would materially, adversely impact its results of operations and its financial condition.

As of December 31, 2001, 83% of EssTec's revenues have been generated by two customers, International Wireless and Control Systems, Inc. and Physicians Mobile Medical Group, Inc. As of December 31, 2002, Crescent Diagnostic Medical Group, a related party, accounted for approximately 22% of EssTec's revenues, Medflow Solutions, inc., a related party, accounted for approximately 20% of its revenues, and 1st Step, Inc., a related party, accounted for approximately 10% of its revenues. Mr. Shaun Edwardes, EssTec's former Chief Executive Officer, is a director of 1st Step, and Mr. Bill Cheung, a director, also serves as Chief Executive Officer and a director to 1st Step. The remaining 48% of its revenues were generated by nine non-affiliated parties, among which one customer, Doctor's Business Services, accounted for 10% of revenues. EssTec does not have agreements with these companies requiring them to maintain a relationship with it. EssTec's inability to maintain these customers, or find new customers generating enough revenue to replace that which may be lost in terminating relationships with any of these customers, may have a material adverse impact on its results of operations and financial condition due to loss of revenue.

Continued competition in EssTec's markets may lead to a reduction in its prices, revenues, and market share, which may have a material adverse impact on its operations and financial position.

There are several  existing  companies that provide  information  technology and consulting similar to the services we provide. Many of these companies, including Action Technologies Inc, eFlexx and CDIT, have substantially greater financial, technical, marketing, distribution resources, and brand name recognition than EssTec has and they may use these advantages to capture significant market share. Increased competition could result in significant price erosion, reduced revenue, lower margins or loss of market share, any of which would significantly harm EssTec's business and financial condition.

If EssTec fails to attract and retain employees, its growth could be limited and its costs could increase, which may adversely affect its results of operations and financial position.

EssTec's future success depends in large part upon its ability to attract, train and retain highly skilled executive-level management and creative and technical personnel. The competition in the technology industry for such personnel is intense, and EssTec cannot be sure that it will be successful in attracting, training and retaining such personnel. Most of EssTec's employees and several of its executive officers have joined EssTec recently, and all employees are subject to "at will" employment. Most of EssTec's employees are not subject to non-competition agreements. High turnover resulting in additional training expense would decrease its profitability. EssTec cannot guarantee that it will be able to replace any of its management personnel in the event their services become unavailable.

EssTec's products and services could infringe on the intellectual property rights of others, which may cause it to engage in costly litigation and, if is not successful, could cause it to pay substantial damages and prohibit it from selling our products or servicing our clients.

EssTec cannot be certain that its technology and other intellectual property does not infringe upon the intellectual property rights of others. Authorship and priority of intellectual property rights can be difficult to verify. Because patent applications in the United States are not publicly disclosed until the patent is issued, applications may have been filed which relate to services similar to those offered by EssTec. EssTec may be subject to legal proceedings and claims from time to time in the ordinary course of its business, including claims of alleged infringement of the trademarks and other intellectual property rights of third parties.

If EssTec's products violate third-party proprietary rights, it cannot assure you that it would be able to arrange licensing agreements or other satisfactory resolutions on commercially reasonable terms, if at all. Any claims made against us relating to the infringement of third-party propriety rights could result in the expenditure of significant financial and managerial resources and injunctions preventing it from providing services. Such claims could severely harm EssTec's financial condition and ability to compete.

EssTec does not intend to apply for protection of its intellectual property, and, as a result, its competitors may offer products similar or identical to EssTec's and it will be unable to enforce its rights against such competitors. EssTec's inability to protect its products may result in increased competition by competitors, which may reduce its market share and adversely impact its results of operations.

EssTec does not intend to apply for protection of its software platforms or other developed products under domestic or foreign intellectual property laws due to the high cost of procuring and enforcing protection, and the substantial difficulty in proving violation of intellectual property rights for software products. As a result, it will not be able to enforce any intellectual property rights, or prosecute violations of these rights. If one of its competitors infringes on its rights by reproducing EssTec's products in the same or similar format to EssTec's, at reduced price, EssTec may experience a loss of clientele and market share, and a resulting reduction in financial position.

EssTec's primary operations are located in Los Angeles, California and Lahore, Pakistan, both of which have experienced power disruptions and natural disasters, such as earthquakes, on a more frequent basis than many other geographical locations. As a result, EssTec is subject to risks of operational failure that are beyond its control, the occurrence of which may materially adversely impact our operations and its financial position.

EssTec's  ability to  provide  reliable  and  effective  component  requirements fulfillment depends on the efficient and uninterrupted operations of its computer and communications systems. Substantially all of its development operations are located in Lahore, Pakistan and its headquarters are located in Los Angeles, California. EssTec's systems and operations are vulnerable to damage and interruption from fire, flood, telecommunications failure, break-ins, earthquake and similar events. EssTec's operations may also be interrupted by power disruptions, including rolling black outs which have been implemented in California and Pakistan due to the acute power shortage. EssTec does not maintain alternate power sources. EssTec has no formal disaster recovery plan and carry insufficient insurance to compensate it for any such losses that may occur. Furthermore, EssTec's security mechanisms may be inadequate to prevent security breaches to its computer systems, including computer viruses, electronic break-ins and similar disruptions. Such security breaches or operational failures could expose EssTec to liability, impair its operations and harm its reputation.

EssTec may be adversely impacted by the events of and actions in response to September 11, 2001. A recurrence of terrorist attacks in any of its countries of operation, or a reluctance on the part of its target markets in the Middle East to engage EssTec as an American company may have a material adverse impact on its business plan, operations and financial condition.

EssTec may be adversely affected by the events of September 11, 2001, in New York, Washington, DC and Pennsylvania, as well as actions taken by the United States in response. At this time, the long term effects of these events, or other similar or related events that may occur in the future, on the technology development and technology consulting industries or the economic conditions in the United States, Pakistan and the United Arab Emirates, its primary areas of marketing and operations, are not yet known. EssTec cannot assure you that its business plan, which reduces costs by using programmers in Pakistan, will not be adversely impacted by future terrorist attacks or actions taken in response to those attacks, which may include a reluctance on the part of EssTec's potential market base in the Middle East to engage the services of a US company. EssTec's results of operations and financial condition could be adversely impacted if those events and other related events cause either a decline in any of these economies, or if any of events result in trade restrictions or embargoes in any of the countries in which it operates, or any of the countries in which its material customers are currently located or may be located in the future.

                       Risks Related To Capital Structure

There is no assurance of an established public trading market.

Although the Registrant's common stock trades on the NASD OTC Bulletin Board, a regular trading market for the securities may not be sustained in the future. The NASD has enacted recent changes that limit quotations on the OTC Bulletin

Board to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. The effect on the OTC Bulletin Board of these rule changes and other proposed changes cannot be determined at this time. The OTC Bulletin Board is an inter-dealer, Over-The-Counter market that provides significantly less liquidity than the NASD's automated quotation system (the "NASDAQ Stock Market"). Quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for the NASDAQ Stock Market. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price. Market prices for the Registrant's common stock will be influenced by a number of factors, including:

   o the issuance of new equity securities pursuant to this, or a future, offering;

   o  changes in interest rates;

   o  competitive  developments,  including announcements by competitors
              of  new   products   or   services   or   significant   contracts,
              acquisitions, strategic partnerships, joint ventures or capital commitments;

   o  variations in quarterly operating results;

   o  change in financial estimates by securities analysts;

   o  the depth and liquidity of the market for Registrant's common stock;

   o investor perceptions of our company and the technologies industries generally; and

   o  general economic and other national conditions.

The Registrant's common stock could be considered a "penny stock."

The Registrant's common stock could be considered to be a "penny stock" if it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Securities Exchange Act of 1934, as amended. These include but are not limited to the following: (i) the stock trades at a price less than five dollars ($5.00) per share; (ii) it is NOT traded on a "recognized" national exchange; (iii) it is NOT quoted on the NASDAQ Stock Market, or even if so, has a price less than five dollars (5.00) per share; or
(iv) is issued by a company with net tangible assets less than $2,000,000, if in business more than a continuous three years, or with average revenues of less than $6,000,000 for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis.

Broker-dealer requirements may affect trading and liquidity.

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.

Potential investors in the Registrant's common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in
(ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of the Registrant's common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

         Special note regarding forward-looking statements

Some of the statements under "Risk Factors," "Business" and elsewhere in this Current Report on Form 8-K constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, those described under "Risk Factors" and elsewhere in this Current Report on Form 8-K.

In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this report.

Management of EssTec

         EssTec's Directors and Executive Officers

The following table sets forth certain information regarding the members of EssTec's board of directors and executive officers.

Name                      Age      Position
Ali Basit                 38       Chief Executive Officer
Khalid El-Saadi           30       Chief Financial Officer
                                   Treasurer
Abdul  Saquib             34       Vice President - Operations
                                   Secretary
Faysal Zarooni            38       Director, Chairman of Board of Directors
Bill Cheung               31       Director
Ramsey Hakim              37       Director
Dr. Sana Khan             35       Director
Syed Nasir Zafar Ahmed    33       Director

Ali Basit: Mr. Basit has served as Chief Executive Officer to EssTec since September 2002. Mr. Basit served as Chief Operating Officer of EssTec from March 2002 to September 2002. From July 2000 to December 2001, Mr. Basit served as Director of Research and Development for Glovia, International, a division of Fujitsu North America, a software development company. From August 1999 to July 2000, Mr. Basit served as Senior Web Development Manager for Epoch Networks, Inc., an Internet service provider, specializing in business-to-business and business-to-consumer e-commerce applications. From February 1997 to August 1999, Mr. Basit served as Systems Engineer for Experian North America, a credit reporting company formerly known as TRW. Mr. Basit is a full time employee of EssTec and devotes 100% of his time to the business of EssTec.

Khalid El-Saadi: Mr. El-Saadi has served as Chief Financial Officer and Treasurer to EssTec since February 2002. From November 1999 to January 2001 Mr. El-Saadi served as Principal of Euclid/eCorporate Partners, a technology-focused venture capital partnership, based in New York, between Euclid SR Partners and the Saudi Economic and Development Company. From March 1997 to March 1999, Mr. El-Saadi served as Marketing Manager and Treasurer of the Abdullatif Jameel Group, the largest independent Toyota distributor. Prior to 1997, Mr. El-Saadi served as Senior Manager with the Treasury Client Services Group at the National Commercial Bank of Saudi Arabia, and as Assistant Manager with the Treasury Marketing Unit at the Saudi American Bank (CITIBANK). Mr. El-Saadi holds a BS in International Business Administration from the American College of Switzerland. Mr. El-Saadi is a full time employee of EssTec and devotes 100% of his time to the business of EssTec.

Abdul L. Saquib: Mr. Saquib has served as Vice President-Operations and Secretary to EssTec since September 2000. From June 2000 to September 2000, Mr. Saquib served as Business Development Manager of Intelilabs, Inc., developing the company's US presence. From May 1996 to January 2000, Mr. Saquib held various positions with Citibank N.A. Pakistan, including Operations Manager for the flagship branch of Citibank in Pakistan with assets of $700 million. Mr. Saquib holds a BS in Electrical Engineering from Ohio University, and received an MA in Economics from Ohio University in 1992. Mr. Saquib is a full time employee of EssTec and devotes 100% of his time to the business of EssTec.

Faysal Al-Zarooni: Mr. Zarooni has served as a director and as Chairman of the Board of Directors to EssTec since February 2002 and as a Director of the Registrant since April 2003. Mr. Zarooni has served as Managing Director to the Al Zarooni Group of Companies, a real estate company that develops and rents properties in Dubai and Abu Dhabi, since 1989. Mr. Zarooni has served as Director to and owner of Elegant Set-Up, a Dubai, UAE business development company, since 2000. Mr. Zarooni holds a BBA in Business Administration from the

University of Central Florida. Mr. Zarooni anticipates devoting 8 hours per week to the business of EssTec.

Bill Cheung: Mr. Cheung has served as a director of EssTec since December 2001 and as a Director of the Registrant since January, 2003. From April 1997 to November 2001, Mr. Cheung served as Marketing and Sales Partner with Golden Horizon Plastic Corp. From March 1994 to March 1997, Mr. Cheung served as Sales Manager to National Plastics Color. Mr. Cheung also serves as Chief Financial Officer and director to 1st Step, Inc., a position he has held since its inception in February 2002.

Ramsey Hakim: Mr. Hakim has served as a director to EssTec since August 2001. From 1994 to 2002, Mr. Hakim served as Director of Business Development to AT&T, Inc., focusing on the development of corporate alliances and partnerships. Mr. Hakim received a BS in Computer Science from the University of California in 1986, and an MBA from the University of California in 1989. Mr. Hakim anticipates devoting 8 hours per week to the business of EssTec.

Dr. Sana Khan: Dr. Khan has served as a director to EssTec since February 2002. Dr. Khan served as President and Medical Director of Crescent Diagnostics, Inc. from September 1996 to December 1999, and President and Medical Director of Crescent Diagnostics Medical Group since January 2000. Dr. Khan received a BS in Biology from the University of California, Irvine in 1986, and a joint MD/Ph.D. (Anatomy/ Neurobiology) from the University of California, Los Angeles in 1993. Dr. Khan anticipates devoting 8 hours per week to the business of EssTec.

Syed Nasir Zafar Ahmed: Mr. Ahmed has served as a director to EssTec since February 2002. From 1996 to the present, Mr. Ahmed has served as Director to Farnaz Enterprises, an import house for the import of Neutrogena line of products in Pakistan. Mr. Ahmed has served as Director to ZAFCO (Pvt.) Ltd., a Karachi-based international trading house, since his founding of the company in 1988. ZAFCO is currently the exclusive distributor of Neutrogena, General Mills, Frito-Lay Inc, Freeman Cosmetics and Dial Corporation products in Pakistan. Mr. Ahmed has also served as a Director to Elegant Set-Up, a Dubai, UAE business development company, since 2000. Mr. Ahmed has a BS in Business from the University of Southern California. Mr. Ahmed anticipates devoting 8 hours per week to the business of EssTec.

         Advisory Board

EssTec currently maintains an Advisory Board, comprised of individuals possessing particular expertise or experience in various areas pertaining to its business. Currently, EssTec's Advisory Board has three members, each of which serves at the discretion of the Board of Directors. As consideration of their services, EssTec granted to each Advisory Board member options to purchase a number of shares of common stock based on the length of their agreement and amount of time they committed to be spent on our activities.

Current members of EssTec's Advisory Board are:

         1.  Mukhtar Hasan
         2.  Monis Rahman
         3.  Shezad Rokerya

Mukhtar Hasan: Mr. Hasan graduated from the University of Karachi with a Bachelor of Commerce in 1970, and qualified as a Chartered Accountant with Eric Nabarro & Partners, London in 1974. From 1974 through 1979, Mr. Hasan served as head of financial operations in the United Kingdom for the Habib Bank A.G. Zurich in London, and joined the National Bank of Ras-al-Khaimah from 1979 to 1980. In 1980, Mr. Hasan was appointed Finance Director of Intermarine Shipping Limited in London, a bulk cargo vessel company. In 1983, he assisted in establishing the Tawoos Group in Oman, which manages and operates companies in various fields and encompasses approximately 30 companies. In 1995, he assisted in organizing Renaissance Services SAOG, and was subsequently appointed Chief Executive Officer of Renaissance. In 1998, Mr. Hasan established Redwood Partners, a corporate finance firm focusing exclusively on the GCC markets. He is also a Fellow of the Institute of Chartered Accountants in England and Wales, and a director of several private companies.

Monis Rahman: Mr. Rahman graduated from the University of Wisconsin-Madison with a B.S. degree in Electrical and Computer Engineering. Mr. Rahman served as a member of Intel Corporation's Itanium microprocessor development team, from 1993 to 1997. From 1997 to 1998, Mr. Rahman was a senior architect at Advanced Micro Devices. From 1998 to 1999 Mr. Rahman was CEO & President of Crestech, a chip design consulting services company. In February 1999, Mr. Rahman founded eDaycare.com, which he subsequently sold to Parent Watch, Inc. in 2000. He then established an independent practice of technology consultation in the field of advance chip designs and manufacturing.

Shezad Rokerya: Mr. Rokerya is the Chairman of The Interlink Companies, a Private Investment and Merchant bank, which he founded in 1990. Mr. Rokerya is also Chairman of Interlink Equity Capital L.P., a South Asian private equity banking buy-out fund formed to make friendly acquisitions of banks undergoing privatization, and managed the company's expansion into information technology venture capital arena by establishing partnerships with TATA, iAsiaworks, CBSI and Parsec. Mr. Rokerya also serves on the boards of numerous Interlink subsidiaries, outside investment vehicles and portfolio companies. Prior to that, Mr. Rokerya was employed in private investments with Lehman Brothers and Merrill Lynch & Co. He has also served as financier and advisor to the Saudi Royal Family on telecommunications, hotel and railway infrastructure projects throughout the Kingdom of Saudi Arabia. Mr. Rokerya is a native of Montreal, Canada where he attended McGill University and later attended Western State Law School.

EssTec does not employ any member of its Advisory Board. Although none has any material commitments to other companies at this time, each member may acquire commitments to other entities in the future, which may limit his availability to EssTec. There can be no assurance that EssTec will be able to retain any of its Advisory Board members.

         Executive Compensation

The following table sets forth the total compensation earned by or paid to EssTec's Chief Executive Officer and its other most highly compensated executive officers earning over $100,000 for the fiscal year ended December 31, 2002.

================================================================================
                                         LONG TERM COMPENSATION
--------------------------------------------------------------------------------
                ANNUAL COMPENSATION      Awards                Payouts
--------------------------------------------------------------------------------
                                 Other                                  All
                                 Annual  Restricted Securities LTIP     Other
                                 Compen- Stock      Underlying Payouts  Compen-
           Year Salary     Bonus sation  Awards     Options/   ($)      sation
                 ($)       ($)   ($)     ($)        SARs (#)            ($)
--------------------------------------------------------------------------------
Ali Basit, 2001 $60,000.00 $ 0.00 $ 0.00 $ 0.00     0          $ 0.00   $ 0.00
Chief
Executive
Officer
and
President
================================================================================

================================================================================
OPTIONS/SAR GRANTS IN THE FISCAL YEAR 2001
--------------------------------------------------------------------------------
INDIVIDUAL GRANTS
--------------------------------------------------------------------------------
                 Number of     % of Total
                 Securities    Options/SARs
                 Underlying    Granted
                 Option/SARs   to Employees in   Exercise or Base    Expiration
Name       Year  Granted (#)   Fiscal Year       Price ($/Share)     Date
--------------------------------------------------------------------------------
Ali Basit, 2002  100,000       35%               $5.00               2012
Chief
Executive
Officer
and
President
================================================================================

         Employment And Related Agreements

         Officers

On March 14, 2002, EssTec entered into an at-will employment agreement with Mr. Basit, its Chief Operating Officer. Mr. Basit's salary is accrued at $5,000 per month from the date of the agreement. He also received an option on that same date representing 100,000 shares of common stock with an exercise price of $5.00 and an expiration date of March 14, 2012, which vests two years from the date of the agreement. On September 15, 2002, Mr. Shaun Edwardes, the previous Chief Executive Officer, resigned from that position due to time constraints. Mr. Basit was then appointed Chief Executive Officer, effective September 15, 2002.

On March 15, 2002, EssTec entered into an at-will employment agreement with Mr. El-Saadi, the Chief Financial Officer. Mr. El-Saadi received an option on that same date representing 25,000 shares of common stock at an exercise price of $5.00 and an expiration date of March 15, 2012, which vested on March 15, 2003.

         Directors

In October 2001, EssTec entered in a consulting agreement with Mr. Bill Cheung, for his membership in EssTec's Board of Directors. He was awarded an option representing 150,000 shares of common stock with an exercise price of $3.50, and which vested fully on the date of the agreement. In addition to this Mr. Cheung will also receive 3% commission on all of EssTec's revenues generated entirely through his efforts, including sales contracts entered into as a result of his introduction to the contracting party.

All of EssTec's directors are paid $500 for attending each board meeting. Other then this $500, they are not entitled to any other compensation.

         Stock Option Plan

On March 1, 2000, EssTec's stockholders and Board of Directors adopted the 2000 Incentive and Non-statutory Stock Option Plan. A maximum of 3,000,000 shares of EssTec common stock are available to be issued under the stock option plan; this Plan was assumed by the Registrant further to the Merger. As of March 31, 2003, there were options outstanding to purchase shares of underlying common stock.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND Exhibits.

(a): Financial Statements of Businesses Acquired. It is impracticable at this time for the Registrant to provide the financial statements of the business acquired that are required to be included herein. The Registrant undertakes to file such required financial statements as soon as practicable, but in no event later than July 21, 2003.

(b): Pro Forma Financial Information. It is impracticable at this time for the Registrant to provide the pro forma financial information that are required to be included herein. The Registrant undertakes to file such required pro forma financial information as soon as practicable, but in no event later than July 21, 2003.

(c):   Exhibits:

       99.1 Press Release dated May 13, 2003 announcing the closing of the Agreement and Plan of Merger by and among Alpha Virtual, Inc., Alpha Acquisition Corporation and EssTec, Inc.("Alpha Virtual, Inc. Finalizes Merger with EssTec").

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Alpha Virtual, Inc.


                                     By: /s/ Charles A. Lesser
                                        ----------------------------------------
                                        Charles A. Lesser, President

Dated:  May 21, 2003

                                  Exhibit Index

         99.1 Press Release dated May 12, 2003 announcing the closing of the Agreement and Plan of Merger by and among Alpha Virtual, Inc. Alpha Acquisition Corporation and EssTec, Inc. ("Alpha Virtual, Inc. Finalizes Merger With EssTec").